Exhibit 10.2
AMENDED AND RESTATED MEMBER INTEREST LETTER

Canapi Ventures LOB SLP II, LLC
1741 Tiburon Drive
Wilmington, NC 28403

    April 25, 2023

Neil L Underwood Revocable Trust dated 5/4/2016
Attn: Neil Underwood

Dear Mr. Underwood:
Reference is made to the Amended and Restated Limited Liability Company Agreement of Canapi Ventures LOB SLP II, LLC (the “Special Limited Partner”) dated as of the date hereof, by and among Canapi LOB MM, LLC (the “Managing Member”) and the other Members set forth in the books and records of the Special Limited Partner (the “SLP Agreement”). All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the SLP Agreement. This letter agreement (this “Interest Letter”) shall constitute your Interest Letter for purposes of the SLP Agreement. This Interest Letter supersedes and replaces in its entirety the letter agreement entered into with the undersigned as of May 5, 2022 (the “Original Interest Letter”).
Pursuant to this Interest Letter, you are hereby admitted as a Member of the Special Limited Partner and hereby deemed a Contributing Member (as such term is defined in the SLP Agreement) effective as of the date of the Original Interest Letter. In consideration thereof, you agree to be bound by the terms of the SLP Agreement, a copy of which has been provided to you, and you further agree as follows:
1.Your Capital Commitment in respect of Canapi Ventures Fund II, L.P. (the “Fund”) associated with your Class A Interest and your Profit Sharing Points in respect of the Fund associated with your Class B Interest are set forth on Annex A hereto. Such Class A Interest and Class B Interest are subject to adjustment as set forth in the SLP Agreement.

2.Your Profit Sharing Points in respect of the Fund shall vest in accordance with Annex B.

3.Any adjustment of the amounts or percentage referred to in paragraphs 1 and 2 above, after the date hereof, will be reflected only in the books and records of the Special Limited Partner, and this Interest Letter will not be restated to reflect such changes. Upon your request, the Managing Member will provide you with your current Capital Commitment, Unpaid Capital Commitment and Profit Sharing Points in respect of the Fund at such time.

4.Your social security number or tax identification number, email notification information for purposes of Section 10.5 of the SLP Agreement and your Family Related Members, if any, are set forth on Annex C hereto.

5.The foregoing represents your entire interest in the Special Limited Partner with respect to the Funds as of the date hereof.

6.This Interest Letter may be amended only by mutual written consent.

7.This Interest Letter represents a confidential arrangement between you and the Managing Member and you hereby agree not to disclose its specific terms to anyone. Your agreement to keep this Interest Letter confidential will not preclude disclosure to your attorney or tax or financial advisor, if any, or such other disclosure that may be required by law or judicial process. However, if you disclose this Interest Letter or its terms to such parties, you agree to instruct them not to disclose this Interest Letter or its terms to anyone else.

8.This Interest Letter shall terminate, replace and supersede all prior oral and written agreements on the subject matter hereof, except any other Interest Letter received by you from the Managing Member, if applicable.

9.This Interest Letter shall be governed and construed in accordance with the laws of the State of Delaware.

10.By executing this Interest Letter you hereby appoint the Managing Member, with full power of substitution, as your true and lawful representative and attorney-in-fact, and agent, to execute, acknowledge, verify, swear to, deliver, record and file, in your name, place and stead, the SLP Agreement, any amendments to the SLP Agreement (approved in accordance therewith), or any other agreement or instrument which the Managing Member deems appropriate solely to admit you as a Member of the Special Limited Partner. To the fullest extent permitted by law, this power of attorney is intended to secure an interest in property and your obligations under this Interest Letter and the SLP Agreement, is irrevocable and shall survive, and shall not be affected by, your subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution. This power of attorney will terminate upon your complete withdrawal from the Special Limited Partner. You acknowledge and agree that under the terms of the SLP Agreement you grant a further power of attorney to the Managing Member as provided for therein.

[Rest of page left blank intentionally]

Kindly acknowledge your agreement by signing and returning a copy of this Interest Letter whereupon it shall be a binding agreement between us. Your signature page hereto shall also serve as a counterpart signature page to the SLP Agreement, and you are hereby admitted as a Member of the Special Limited Partner with respect to the Fund.

SPECIAL LIMITED PARTNER:

Canapi Ventures LOB SLP II, LLC

By: Canapi LOB MM, LLC, its Managing Member

By: /s/ William C. Losch III
Name: William C. Losch III
Title: Chief Financial Officer

MEMBER:
Neil L Underwood Revocable Trust dated 5/4/2016

/s/ Neil Underwood
Neil Underwood, Trustee

Annex A

Fund	Class A Interest (Capital Commitment)	Class B Interest (Profit Sharing Points)
Canapi Ventures Fund II, L.P.	$2,000,000	3.25

Annex B

Date	Fund Vested Percentage
Initial Closing Date of the Fund	33%
1-year anniversary of Initial Closing Date of the Fund	43%
2-year anniversary of Initial Closing Date of the Fund	52%
3-year anniversary of Initial Closing Date of the Fund	62%
4-year anniversary of Initial Closing Date of the Fund	71%
5-year anniversary of Initial Closing Date of the Fund	81%
6-year anniversary of Initial Closing Date of the Fund	90%
7-year anniversary of Initial Closing Date of the Fund	100%

Annex C
Social Security Number or taxpayer identification number: XXX-XX-XXXX
Email Notification Address:
Family Related Limited Partners: None